Exhibit  23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 2, 2002 appearing in Aquatic Cellulose International's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2002, and subsequent quarterly report on Form 10-QSB.

MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
Certified Public Accountants

New York, New  York
September 24, 2002